CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on form S-8 pertaining to the 1986 Stock Option Plan of IGENE Biotechnology, Inc. of our report dated February 23, 2001, with respect to the consolidated financial statements of IGENE Biotechnology, Inc. and Subsidiary included in the annual report (Form 10-KSB) of IGENE Biotechnology, Inc. for the year ended December 31, 2000.



                               BERENSON & COMPANY LLP

New York, NY
February 23, 2001

                 CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on form S-8 pertaining to the 1997 Stock Option Plan of IGENE Biotechnology, Inc. of our report dated February 23, 2001, with respect to the consolidated financial statements of IGENE Biotechnology, Inc. included in the annual report (Form 10-KSB) of IGENE Biotechnology, Inc. for the year ended December 31, 2000.

                               BERENSON & COMPANY LLP

New York, NY
February 23, 2001

                 CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 pertaining to the issue of up to 50,000,000 shares of stock upon exercise of 50,000,000 outstanding warrants of Igene Biotechnology, Inc. of our report dated February 23, 2001, with respect to the consolidated financial statement of Igene Biotechnology, Inc. and Subsidiary included in the annual report (Form 10-KSB) of Igene Biotechnology, Inc. for the year ended December 31, 2000.


                               BERENSON & COMPANY LLP


New York, NY
February 23, 2001